                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-K

               Current Report Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934

Date of Report (date of earliest event reported):                  July 15, 1999


                          STATER BROS. HOLDINGS INC.
            (Exact name of registrant as specified in its charter)

    Delaware                 001-13222                        33-0350671
(State or other           (Commission File                  (I.R.S. Employer
jurisdiction of                Number)                     Identification No.)
 incorporation)

                21700 Barton Road, Colton, California    92324

            (Address of principal executive offices)     (Zip Code)

      Registrant's telephone number, including area code:  (909) 783-5000

                                Not Applicable
         (Former name or former address, if changed since last report)
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Item 5.  Other Events.

          On July 15, 1999, Stater Bros. Holdings Inc., a Delaware corporation (the "Company"), issued a press release announcing that, pursuant to the terms of the Company's Offer to Purchase and Consent Solicitation Statement dated July 1, 1999, it had received the requisite consents from registered holders representing approximately 97% of the outstanding principal amount of its 11% Senior Notes due 2001 (the "11% Notes") and 100% of the outstanding principal amount of its 9% Senior Subordinated Notes due 2004 (the "9% Notes," collectively with the 11% Notes, the "Notes") to amend the indentures under which the Notes were issued. The Company intends promptly to execute supplemental indentures reflecting the proposed amendments to the indentures.

          Pursuant to Securities and Exchange Commission Rule 135c, the Company also disclosed in the press release that it intends to issue $440.0 million aggregate principal amount of senior notes due 2006 (the "New Notes"). The press release disclosed that a portion of the proceeds from the issuance of the New Notes will be used to finance the tender offer and that the New Notes will be governed by the terms of a new indenture. The press release also disclosed that the New Notes will not be registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

          A copy of the press release is attached hereto as Exhibit 99.1.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

 Exhibit No.                               Description
 -----------                               -----------
     99.1         Company's press release, dated July 15, 1999, announcing its receipt of the requisite consents to amend the indentures
                  under which its Notes were issued

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

                                  SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  STATER BROS. HOLDINGS INC.,
                                  a Delaware corporation


                                  By:  /s/ Bruce D. Varner
                                     ------------------------------
                                  Name:   Bruce D. Varner
                                  Title:  Secretary


July 16, 1999

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